Exhibit 10.15

                PURCHASE AGREEMENT


      This Agreement is entered into as of  December
______, 1993 between The First National Bank of
Maryland, a national banking association ("Seller") and IC Leasing Corporation III, a Nevada corporation ("Purchaser").

                    RECITALS

      WHEREAS, Seller owns two hundred seventy-seven
70-ton 50-foot 6-inch Class XM boxcars, described more fully on Exhibit A attached hereto (the
"Equipment"). Each unit of Equipment is herein designated a "Unit";

      WHEREAS, Seller and  Illinois Central Railroad
Company, a Delaware corporation, ("Lessee") entered into a Equipment Lease Agreement dated October 20,
1980, pursuant to which Lessee presently leases the Equipment from Seller, a copy of which is attached hereto as Exhibit B (the "Equipment
Lease"). Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Equipment Lease; and

      WHEREAS, Seller desires to sell and assign to Purchaser and Purchaser desires to purchase and assume from Seller the Equipment and the Equipment
Lease, at the price and on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the
premises and the following mutual agreements the parties hereto hereby agree as follows:

      1.    Sale and Assignment of Equipment and
Equipment Lease.

            1.01  Transfer of Equipment and Equipment
Lease. On the Closing Date (as hereinafter defined), Seller agrees to sell and assign to Purchaser, and Purchaser agrees to purchase and assume from Seller, all of Seller's right, title and interest in and to the Equipment and the Equipment Lease. Lessee shall retain possession of the Equipment under the terms of the Equipment
Lease which, except as hereinafter provided, shall remain in full force and effect. Units sustaining a Casualty Occurrence prior to the Closing Date, shall not be acquired by Purchaser.

            1.02  Warranties and Other Rights.  Seller
hereby agrees to sell and assign to Purchaser all of the warranties with respect to the Equipment obtained by Seller from others which are assignable.

            1.03  Assumption of Rights and Obligations
Under Equipment Lease. Upon the consummation of the transactions contemplated by this Agreement, Purchaser shall (i) be entitled to receive all rents, collections, interests and other sums on account of the Equipment Lease (ii) assume, perform and discharge all of the obligations and duties of Seller with respect to the Equipment Lease and
(iii) exercise all other incidences of ownership of the Equipment under the Equipment Lease.

             1.04       Purchase Price.  In
consideration for the sale and assignment of the Equipment and the Equipment Lease, Purchaser does hereby promise to pay to Seller the sum of $15,186 per Unit (the "Purchase Price") on December 31,
1993, by Federal Reserve wire transfer to such bank account as Seller may direct.

             1.05  Closing.  The closing of the
purchase and sale of the Equipment and the Equipment Lease shall occur at 10:00 a.m. Chicago time at the principal office of the Seller on December 31, 1993 or such other time or place as the parties shall mutually agree (the "Closing
Date").

      2. Representations, Warranties and Covenants of Seller.

            2.01  Concerning the Equipment and
Equipment Lease. Seller represents and warrants that the sale of the Equipment and Equipment Lease does not violate or infringe the patent, trademark, trade name or other rights of any party.

            2.02  Title.  Seller represents and
warrants that except for the interest of the Lessee under the Equipment Lease, Seller has good and marketable title to the Equipment, free and clear of all liens, claims, charges, security interests, encumbrances and rights of third parties of any type or description arising by or through Seller or its affiliates.

            2.03  Notices. Seller represents and
warrants that Seller has not received any notice from any governmental authority that any investigation has been commenced or is contemplated respecting any failure of the Equipment to comply with any laws, rules, regulations or orders.

            2.04   Equipment Lease.  The Equipment
Lease attached hereto as Exhibit B is a true and complete copy of the Equipment Lease and there are no amendments or other agreements relating to the Equipment Lease. Seller agrees that concurrent with the consummation of the transactions contemplated by this Agreement and payment by Lessee of any Basic Rents then outstanding under the Equipment Lease, Seller shall have no further rights with respect to the Equipment Lease and Lessee shall be released from all obligations and liabilities to Seller under the Equipment Lease, except as provided in Sections 10.02 and 14.02 of the Equipment Lease.

            2.05  Other Agreements.  Seller
represents and warrants that except for the Equipment Lease, this Agreement and the documents to be delivered pursuant hereto, there are no agreements of any kind relating to the Equipment or any part thereof which Seller has entered into and which will be binding upon Purchaser after the Closing Date.

            2.06  Bill of Sale and Assignment.  On
the Closing Date, the "Bill of Sale and Assignment"
(as hereinafter defined) shall have been duly authorized, executed and delivered by Seller and shall be valid and effective to transfer and assign good and marketable title to the Equipment and Seller's interest in the Equipment Lease to Purchaser, free and clear of all liens, claims, charges, security interests, encumbrances and rights of third parties of any type or description arising by or through Seller or its affiliates.

            2.07  Documents Furnished.  Seller
represents and warrants that it will deliver to Purchaser on the Closing Date, copies of all material agreements and instruments currently in its possession received by it (except the Purchase
Agreement, drafts of documents, correspondence and legal opinions) in connection with Seller's acquisition of the Equipment, including, without limitation, all written notices, appraisals, inspection reports, maintenance records, invoices, purchase orders, original equipment specifications, drawings and certificates of acceptance.


            2.08  Organization and Existence.  Seller
represents and warrants that it is a national banking association duly and validly organized and existing in good standing under the laws of the State of Maryland and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to so qualify would be materially adverse to Seller or its business.

            2.09  Power and Authority.  Seller
represents and warrants that Seller has the power and authority to execute and deliver this Agreement and the Bill of Sale and Assignment (as hereinafter defined) (collectively, the "Transaction
Documents") and to perform, when due, its obligations hereunder and thereunder. Seller has the power and authority to deliver all other documents delivered by Seller in connection with the closing of this Purchase Agreement.

            2.10  Authorizations.  Seller represents
and warrants that the execution and delivery of the Transaction Documents by Seller and the performance by Seller, when due, of its obligations hereunder and thereunder, have been duly authorized by all necessary action and do not violate or conflict with, or, with or without the giving of notice, the passage of time or both, constitute a default under, any provision of Seller's instruments of organization, any law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority or any agreement or other document or instrument to which Seller is a party or by which Seller is, or may be, bound.

            2.11  Enforceability.  Seller represents
and warrants that the Transaction Documents constitute the valid and binding obligations of Seller and are enforceable against it in accordance with their respective terms. There is no action, suit, proceeding or investigation at law or in equity pending or, to the knowledge of Seller, threatened before or by any court, public board or body, against or affecting Seller wherein an unfavorable decision, ruling or finding would adversely affect the ability of Seller to perform its obligations under the Transaction Documents.

            2.12  Disclaimer.  EXCEPT AS EXPRESSLY SET
FORTH HEREIN, SELLER MAKES NO REPRESENTATION OR
WARRANTY, EXPRESS OR IMPLIED, AS TO THE CONDITION
OF THE EQUIPMENT, ITS VALUE, DESIGN,
MERCHANTABILITY, FITNESS FOR USE OR FITNESS FOR A
PARTICULAR PURPOSE, AS TO THE QUALITY OF MATERIAL
OR WORKMANSHIP OR CONFORMITY TO SPECIFICATIONS OF
ANY PURCHASE ORDER, AS TO THE ABSENCE OF LATENT OR
OTHER DEFECTS WHETHER OR NOT DISCOVERABLE OR AS TO
ANY OTHER MATTER RELATING TO THE EQUIPMENT.

            2.13  Brokerage Fees.  No person or entity
acting on Seller's behalf has any claim for a brokerage commission, finder's fee or other like payment in connection with this Agreement or the transactions contemplated by this Agreement.

      3. Representations, Warranties and Covenants of Purchaser.

            Purchaser represents and warrants to, and agrees with, Seller as follows:

            3.01  Organization and Existence.
Purchaser is a corporation duly and validly organized and existing under the laws of the State of Nevada and is duly qualified to own its properties and carry on its business in each jurisdiction where the failure to be so qualified would be materially adverse to Purchaser or its business.

            3.02  Power and Authority.  Purchaser has
the power and authority to execute and deliver or accept, as the case may be, the Transaction
Documents and to pay and perform, when due, its obligations hereunder and thereunder.

            3.03  Authorization.  The execution and
delivery or acceptance, as the case may be, of the Transaction Documents by Purchaser and the payment and performance by Purchaser, when due, of its obligations hereunder and thereunder, have been duly authorized by all necessary action of Purchaser and do not violate or conflict with, or, with or without the giving of notice, the passage of time or both, constitute a default under, any provision of Purchaser's instruments of organization, any law, order, writ, injunction, decree, rule or regulation of any court, administrative agency or any other governmental authority or any agreement or other document or instrument to which Purchaser is a party or by which Purchaser is, or may be, bound.

            3.04  Enforceability.  The Transaction
Documents constitute the valid and binding obligations of Purchaser, enforceable against it in accordance with their respective terms. There is no action, suit, proceeding or investigation at law or in equity pending or, to the knowledge of Purchaser, threatened before or by any court, public board or body, against or affecting the Purchaser wherein an unfavorable decision, ruling or finding would adversely affect the ability of Purchaser to perform its obligations under the Transaction Documents.

             3.05       Broker Fees.  No person or
entity acting on Purchaser's behalf has any claim for a brokerage commission, finder's fee or other like payment in connection with this Agreement or the transactions contemplated by this Agreement.

      4.    Certain Taxes and Charges.

            4.01  Payment.  Purchaser agrees to pay,
when due, all sales and other taxes due upon the transactions contemplated hereby.

            4.02  Contest.  Each party may in good
faith (at its expense) contest in any reasonable manner the imposition of any of the foregoing taxes but only to the extent that such contest neither affects adversely, nor threatens to affect adversely, the other party's interest in the Equipment nor exposes the other party to any liability.

      5.    Indemnification.

            5.01  Indemnification by Seller.  Seller
agrees to indemnify Purchaser and to protect, defend and hold Purchaser harmless, from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorneys' fees, wheresoever and howsoever arising which Purchaser may incur for, or by reason of (i) the breach of any of the warranties or representations of Seller contained in any of the Transaction Documents, (ii) a breach by Seller of any of the warranties or agreements of Seller contained in any of the Transaction Documents, or
(iii) any claim in any way relating to or arising or alleged to arise out of the ownership of the Equipment prior to the Closing Date, except for claims with respect to which Purchaser indemnifies
Seller pursuant to the Equipment Lease. In the event any claim for indemnification hereunder arises on account of a claim or action made or instituted by a third person against Purchaser, Purchaser shall notify Seller promptly after the receipt of notice by Purchaser that such claim was made or that such action was commenced. Seller shall be entitled to participate in the defense of any such claim or action by counsel of its own choosing and at its expense. Any such claim or action shall not be settled without Seller's prior written consent, unless Seller shall deny
Purchaser's right to indemnification.


            5.02  Indemnification by Purchaser.
Purchaser agrees to indemnify Seller and to protect, defend and hold Seller harmless, from and against any and all loss, cost, damage, injury or expense, including, without limitation, reasonable attorneys' fees, wheresoever and howsoever arising which Seller may incur for, or by reason of (i) the breach of any of the warranties or representations of Purchaser contained in any of the Transaction
Documents, (ii) a breach by Purchaser of any of the warranties or agreements of Purchaser contained in any of the Transaction Documents, or (iii) any claim in any way relating to or arising or alleged to arise out of the ownership of the Equipment or assignment of the Equipment Lease after the Closing
Date. In the event any claim for indemnification hereunder arises on account of a claim or action made or instituted by a third person against Seller, Seller shall notify Purchaser promptly after the receipt of notice by Seller that such claim was made or that such action was commenced.
Purchaser shall be entitled to participate in the defense of any such claim or action by counsel of its own choosing and at its expense. Any such claim or action shall not be settled without Purchaser's prior written consent, unless Purchaser shall deny Seller's right to indemnification.

      6.    Purchaser's Conditions Precedent.
Purchaser's obligation to consummate the transactions contemplated by this Agreement are subject to the following conditions precedent:

            6.01  Representations and Warranties of
Seller. All representations and warranties of Seller set forth herein shall be true and correct on the Closing Date as if then made.

            6.02  Compliance.  Seller shall have
performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

            6.03  No Injunctions.  There shall not be
in effect any injunction or restraining order issued by a court of competent jurisdiction, or other governmental body having jurisdiction, against the consummation of the transactions contemplated by this Agreement.

            6.04  Delivery of Transaction Documents.
Seller shall have delivered to Purchaser (i) an executed copy of the bill of sale and assignment in the form attached hereto as Exhibit C (the "Bill of Sale and Assignment"); (ii) the opinion of Seller's internal legal counsel, in such form as may be acceptable to Purchaser as to the matters set forth in Sections 2.08, 2.09, 2.10 and the first sentence of Section 2.11 hereof and (iii) written notice of the assignment of the Equipment
Lease to Purchaser in the form attached hereto as Exhibit D in accordance with Section 20 of the Equipment Lease (the "Notice to Lessee"), executed by Seller and Lessee.

      7. Seller's Conditions Precedent. Seller's obligation to consummate the transactions contemplated by this Agreement are subject to the following conditions precedent:

            7.01  Representations and Warranties of
Purchaser. All representations and warranties of Purchaser set forth herein shall be true and correct on the Closing Date as if then made.

            7.02  Compliance.  Purchaser shall have
performed and complied in all material respects with all obligations and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

            7.03  No Injunctions.  There shall not be
in effect any injunction or restraining order issued by a court of competent jurisdiction, or other governmental body having jurisdiction, against the consummation of the transactions contemplated by this Agreement.

            7.04  Delivery of Opinion and Purchase
Price.  Purchaser shall have delivered to  Seller
(i) the opinion of Purchaser's internal legal counsel, in such form as may be acceptable to Seller as to the matters set forth in Section 3.01, 3.02, 3.03 and the first sentence of Section 3.04 hereof and (ii) the Purchase Price for each Unit accepted by Purchaser hereunder.

            7.05  Notice to Lessee.  Seller shall have
received from Lessee the Notice to Lessee, executed by Lessee.

      8.    Miscellaneous.

            8.01  Transaction Costs and Legal Fees.
Each party shall bear its own expenses (including legal fees) relating to the transaction contemplated by this Agreement.

            8.02  Survival.  The representations,
warranties and agreements made herein shall survive the execution and delivery of this Agreement and the consummation of the transactions described herein.

            8.03  Successors and Assigns.  This
Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

            8.04  Notices.  Any notice, request or
other communication required or permitted to be given under any of the provisions of this Agreement shall be given in writing and shall be deemed given the date the same is actually received by the party to whom it is addressed, provided that if such notice is mailed by certified or registered mail, return receipt requested, postage prepaid and addressed to the party for which it is intended, such mailed notice shall be deemed received 3 days after the mailing date. All notices shall be sent to the parties at the addresses set forth below:

            (a)   If to Seller, addressed to:


                  The First National Bank of Maryland
                  P.O. Box 17086
                  Baltimore, Maryland  21203
                  Attention:  Transportation and
Leasing Group

            (b)   If to Purchaser, addressed to:

                   IC Leasing Corporation III
                   1077 East Sahara Avenue
                   Las Vegas, Nevada 89193
                   Attention:   President

            8.05  Governing Law.  This Agreement shall
be governed by and interpreted under the laws of the State of Illinois applicable to contracts made and to be performed therein, without giving effect to the principles of conflict of laws thereof.

            8.06  Captions.  Captions used herein are
inserted for reference purposes only and shall not affect the interpretation or construction of this Agreement.

            8.07  Counterparts.  This Agreement may be
executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.



            8.08  Entire Agreement.  This Agreement
(including the executed counterparts of the
exhibits hereto) represents the entire agreement
between the parties and it supersedes all prior
agreements or understandings with respect to the
subject matter hereof.   This Agreement may be
amended or varied only by writing, of even or subsequent date, executed by Seller and Purchaser.

            8.09  Course of Dealing.  No course of
dealing between Seller and Purchaser, nor any delay in exercising any rights or remedies hereunder or otherwise shall operate as a waiver of any of the rights and remedies of Seller or Purchaser.

            8.10  Severability.  The invalidity or
unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision.

            8.11  Further Assurances.  Each of
Purchaser and Seller agree to execute and deliver to the other all such further instruments and documents as may reasonably be requested by the other in order fully to carry out the intent, and to accomplish the purposes of, the transactions referred to herein.

      IN WITNESS WHEREOF, Seller and Purchaser have
executed this Agreement as of   December   , 1993.


                              SELLER:

                              THE FIRST NATIONAL BANK
                              OF MARYLAND


                              By:
                              Title:



                              PURCHASER:

                              IC LEASING CORPORATION III




                              By:
                              Title: